EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VendingData Corporation (the “Company”) on Form 10-QSB for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Newburg, Executive Director of the Company, and Douglas H. Caszatt, Acting Chief Financial Officer, Secretary and Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 9, 2005	By:	/s/ Mark R. Newburg
Mark R. Newburg
Executive Director and Treasurer (Principal Executive Officer and Principal Accounting Officer)

Dated: August 9, 2005	By:	/s/ Douglas H. Caszatt
Douglas H. Caszatt
Acting Chief Financial Officer, Secretary and Controller (Principal Accounting Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.